Exhibit 3.83

The State of Texas
Secretary of State
JUNE 7, 1993

RECEIVED
JUN 14 1993
DORIS L. BUSTOS	DORIS BUSTOS
BOX 655086
DALLAS ,TX 75265
RE:
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
CHARTER NUMBER 00406052-00
IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF AMENDMENT. A COPY OF THE INSTRUMENT FILED IN THIS OFFICE IS ATTACHED FOR YOUR RECORDS.
THIS LETTER WILL ACKNOWLEDGE PAYMENT OF THE FILING FEE.
IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.
VERY TRULY YOURS,

/s/ John Hannah Jr.
Secretary of State

The State of Texas
Secretary of State
CERTIFICATE OF AMENDMENT
FOR
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
FORMERLY
DR PEPPER BEVERAGE SALES COMPANY
CHARTER NUMBER 00406052
     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.
     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.
DATED MAY 28, 1993
EFFECTIVE MAY 28, 1993

/s/ John Hannah Jr.
Secretary of State

FILED
In the Office of the
ARTICLES OF AMENDMENT OF	Secretary of State of Texas
CERTIFICATE OF INCORPORATION OF
DR PEPPER BEVERAGE SALES COMPANY	MAY 28 1993

Corporations Section
Pursuant to Section 4.01 of the Texas Business Corporation act Dr Pepper Beverage Sales Company, a corporation organized and existing under and by virtue of the Texas Business Corporation Act (the “Company”), and has a capitalization consisting of 1,000 shares of Common Stock, all of which are issued and outstanding and are held of record and beneficially by Dr Pepper/Seven-Up Corporation, which are the only shares entited to vote, does hereby certify:
     FIRST: That ARTICLE ONE of the Articles of Incorporation of the Company be, and hereby is amended to read in its entirety as follows:
ARTICLE ONE
     The name of the corporation (hereinafter called the “Corporation”) is DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY.
     SECOND: That the above-referenced amendment to the Articles of Incorporation of the Company was duly adopted and approved by the Board of Directors of the Company in accordance with the provisions of Section 4.02 of the Texas Business Corporation Act.
     THIRD: That the above-referenced amendment to the Articles of Incorporation of the Company was duly adopted and approved by the Sole Shareholder of the Company, who voted all 1,000 shares in favor of the amendment, in accordance with the provisions of Section 4.02 of the Texas Business Corporation Act.
     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its Vice President and attested by its Assistant Secretary this 20th day of January, 1993.

DR PEPPER BEVERAGE SALES COMPANY
By:	/s/ Nelson A. Bangs
Nelson A. Bangs, Vice President,
General Counsel and Secretary

ATTEST:

By:	/s/ Kim Yee Kim Yee, Assistant Vice President/
Assistant secretary

The State of Texas

Secretary of State
AUG. 8, 1991
DR. PEPPER COMPANY, DORIS L. BUSTOS
P.O. BOX 655086
DALLAS     ,TX 75265-5086
RE:
DR PEPPER BEVERAGE SALES COMPANY
CHARTER NUMBER 00406052-00
IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR CHANGE OF REGISTERED AGENT OR REGISTERED OFFICE, OR BOTH. THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES, AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.
PAYMENT OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.
IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.
VERY TRULY YOURS,

/s/ John Hannah Jr.
Secretary of State

STATEMENT OF CHANGE OF REGISTERED OFFICE
OR REGISTERED AGENT OR BOTH
BY A PROFIT CORPORATION

1.	The name of the corporation is Dr Pepper Beverage Sales Company
.

2.	The address, including street and number, of its present registered office as shown in the records of the Secretary of State of Texas before filing this statement is 5523 E. Mockingbird Lane, Dallas, TX 75206.

3.	The address, including street and number, to which its registered office is to be changed is 8144 Walnut Hill Lane Dallas, TX 75231. (Give new address or state “no change”)

4.	The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, before filing this statement is ALVIN H. LANE, JR..

5.	The name of its new registered agent is Nelson A. Bangs, Vice President and Secretary. (Give new name or state “no change”)

6.	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

7.	Such change was authorized by: (Check One)
☐	A. The Board of Directors.

☑	B. An officer of the corporation so authorized by the Board of Directors.

/s/ Kim Yee
An Authorized Direct Kim Yee
Assistant Vice President/Asst. Sec.

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH, BY A TEXAS DOMESTIC CORPORATION
1.	The name of the corporation is DR PEPPER BEVERAGE SALES COMPANY

2.	The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas prior to filing this statement is P.O. Box 5086 Dallas, Texas 75222

3.	The address, including street and number, to which its registered office is to be changed is 5523 E. Mockingbird, Dallas, Texas 75206 (Give new address or state “no change”)

4.	The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, prior to filing this statement is Alvin H. Lane, JR.

5.	The name of its new registered agent is No Change (Give new name or state “no change”)

6.	The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7.	Such change was authorized by its board of directors.

/s/ Alvin H. Lane, Jr.
Alvin H. Lane, Jr. Vice President

Sworn to      8/10/81
                 (date)

/s/ Cala Thomas
Notary Public Cala Thomas
Dallas County, Texas

INSTRUCTIONS:
Submit two (2) copies one with genuine signatures and notary seal. Filing Fee for a business (for Profit) corporation is $10.00. Filing Fee for a non-profit corporation is $5.00.